Exhibit 10.42

REAL ESTATE SALE AGREEMENT

by and between

DONNELLEY FINANCIAL, LLC,

as Seller

and

Aspirant PARTNERS, LLC,

as Purchaser

1500 N. Central avenue, Phoenix, Arizona

THIS REAL ESTATE SALE AGREEMENT (this “Agreement”) is made and entered into as of August 30, 2022 (the “Contract Date”), by and between DONNELLEY FINANCIAL, LLC, a Delaware limited liability company (“Seller”) and ASPIRANT PARTNERS LLC, an Arizona limited liability company (“Purchaser”).

PRELIMINARY STATEMENTS

A.
Seller is the owner of approximately 3.293 acres of real estate located at 1500 N. Central Avenue, Phoenix, Arizona (APN# 111-33-150A and 111-33-151) and as generally depicted and legally described on Exhibit A attached hereto (the “Real Property”); and
B.
During the pendency of this Agreement, Purchaser intends to pursue the proposed development of the Premises (defined below) into a residential high-rise, mixed use building (the “Development Plan”).
C.
Seller desires to sell and Purchaser desires to purchase the Real Property, the improvements thereon and the related property herein described on the terms set forth in this Agreement.

In consideration of the recitals, the mutual covenants hereafter set forth, and other good and valuable considerations, the receipt and sufficiency of which are mutually acknowledged, it is agreed by and between the parties as follows:

1.
Property.
(a)
Premises. The Real Property, together with all buildings and improvements located thereon at Closing (if any) (the “Improvements”) and together with Seller’s interest in all of the rights, privileges, appurtenances, hereditaments, easements, reversions, and remainders pertaining to or used in connection with the Real Property and/or any of the Improvements, including, without limitation, any (i) development rights and credits, air rights, water, water rights, and water stock relating to the Real Property, (ii) strips and gores and other rights appurtenant, adjacent, or connected to the Real Property, including any and all roads, streets, alleys or public and private rights of way, bounding such the Real Property, (iii) minerals, oil, gas, and other hydrocarbon substances in, under, or that may be produced from the Real Property, and (iv) all rights, easements, tenancies (if any), signage and appurtenances belonging or appertaining thereto (collectively, the “Premises”).
(b)
Licenses and Permits. To the extent transferable, all of Seller’s right, title and interest, if any, in all licenses and permits relating to the Premises or Improvements (collectively, the “Licenses and Permits”).

The Premises, Improvements, and the Licenses and Permits are herein collectively referred to as the “Property.”

2.
Sale/Conveyance and Assignment. Seller agrees to sell, convey and assign to Purchaser, and Purchaser agrees to buy from Seller, upon the terms and conditions set forth in this Agreement, the Property.
3.
Transfer of Title. Title to the Premises shall be conveyed to Purchaser by a special warranty deed (the “Deed”) executed by Seller, in the form attached hereto as Exhibit B.
4.
Purchase Price; Earnest Money.
(a)
Purchase Price. The purchase price for the Property shall be Thirteen Million and 00/100 Dollars ($13,000,000.00) (the “Purchase Price”).
(b)
Earnest Money, Commitment Fee and Extension Fee. On the Contract Date, Purchaser shall deposit with Chicago Title Insurance Company, Chicago office Attn.: Scott Isaacson (as the context may require, the “Escrow Agent” or “Title Company”), as earnest money hereunder, the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Initial Deposit”) by wire transfer of immediately available funds. Within two (2) Business Days after the expiration of the Due Diligence Period, provided this Agreement has not been terminated, Purchaser shall deposit with Escrow Agent the additional sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00) (the “Additional Deposit”). The Initial Deposit and the Additional

Deposit, together with interest earned thereof, shall be referred to collectively as the “Earnest Money”. On the Contract Date Purchaser shall wire to Seller Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (the “Commitment Fee”), in consideration of Seller’s commitment to sell the Property to Purchaser, which fee shall be earned in full and non-refundable once paid to Seller, except in the event of termination of this Agreement by Purchaser in accordance with the provisions of Section 17(b) due to an uncured default by Seller under this Agreement. On or prior to the expiration of the Entitlement Period, if Purchaser desires to extend the Entitlement Period for an additional thirty (30) calendar days, Purchaser shall wire to Seller One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Extension Fee”, in consideration of an extension of the Entitlement Period, which fee shall be earned in full and non-refundable in all events once paid to Seller except in the event of termination of this Agreement by Purchaser in accordance with the provisions of Section 17(b) due to an uncured default by Seller under this Agreement. The Earnest Money will be credited against the Purchase Price if the sale of the Property is consummated, but each of the Commitment Fee and Extension Fee will not be credited towards the Purchase Price.
(c)
Deposit Instructions. Escrow Agent shall deposit the Earnest Money (or any portion thereof) into an account selected by the Escrow Agent and approved by Purchaser; all interest accrued on the Earnest Money shall be for the account of whichever party becomes entitled to the Earnest Money under any provision of this Agreement, whether or not the provision specifically refers to interest on the Earnest Money. The Earnest Money shall be held by Escrow Agent for the benefit of the parties hereto pursuant to the provisions of Section 22 of this Agreement.
(d)
Balance of Purchase Price. The unpaid balance of the Purchase Price shall be payable by Purchaser pursuant to the provisions of Section 14 of this Agreement.

5.
Due Diligence Period and Entitlements.
(a)
Due Diligence Period. Commencing on the Contract Date and continuing until 5:00 p.m. (Arizona time) on the date which is ninety (90) days after the Contract Date (the “Due Diligence Period”), Purchaser shall have the right to satisfy itself, in its sole discretion, as to conditions necessary for Purchaser’s proposed ownership, development or other use of the Premises, including, without limitation: the environmental, soil and engineering conditions of the Premises and any other physical, economic and/or suitability conditions necessary, required or desired for Purchaser’s proposed ownership, development or other use of the Premises (collectively, the “Inspections”). Purchaser shall have the right at any time prior to the expiration of the Due Diligence Period to terminate this Agreement by delivering a written notice of such termination to Seller and Escrow Agent if Purchaser determines in its sole and absolute discretion that the Property is unacceptable to Purchaser for any reason. If Purchaser fails to deliver a written notice to Seller and Escrow Agent approving the feasibility of acquiring the Property (“Approval Notice”) on or before the expiration of the Due Diligence Period, then this Agreement and the Escrow shall automatically terminate. In the event this Agreement is terminated (or is deemed to have terminated) in accordance with this Section, then (i) the Initial Deposit shall be paid to Purchaser; (ii) Seller shall be entitled to keep the Commitment Fee; (iii) all documents, instruments, delivered into Escrow shall be returned to the party that delivered the same into Escrow, and (iv) neither party will have any further rights or obligations under this Agreement except for any obligations which by their express terms are to survive termination of this Agreement (collectively, the “Surviving Obligations”).
(b)
Entitlement Period. If Purchaser sends an Approval Notice on or prior to the expiration of the Due Diligence Period, then, for the purpose of pursuing any required variances and licenses, and preliminary and final site plan approval and all other federal, state, county, and municipal approvals as Purchaser deems sufficient (and subject to acceptable stipulations) in its sole and absolute discretion to develop the Premises in accordance with the Development Plan (the “Entitlements”), Purchaser shall have a period commencing on the expiration of the Due Diligence Period and continuing until 11:59 p.m. (EST) on the date that is three hundred (300) calendar days thereafter (the “Entitlement Period”) to pursue the Entitlements at its sole cost and expense. Subject to the provisions of Section 5(d), Seller shall reasonably cooperate with Purchaser in connection with the Entitlements (all such cooperation to be at no cost or expense or liability to Seller), and execute any documents and instruments reasonably required by the City of Phoenix in order to permit Purchaser to make all submittals and obtain the Entitlements; provided, that, all such documents will not have the effect of either (1)

diminishing existing entitlements related to the Premises, or (2) imposing new obligations on the Premises to become binding or effective as to, or recorded against, the Premises (in such instances any execution shall remain in Seller’s sole discretion). For the avoidance of doubt, any Entitlements which do not require the Seller’s signature and do not have the effects described in the proviso of foregoing sentence may be pursued by Purchaser without notice or consent to the Seller. Purchaser acknowledges and agrees that, commencing on the first day of the Entitlement Period, One Hundred Thousand and No/100 Dollars ($100,000.00) of the Earnest Money shall be non-refundable to Purchaser and shall be released by Escrow Agent to Seller, and every 30-days thereafter, if Purchaser has not previously terminated this Agreement, $50,000 of the Earnest Money shall be non-refundable to Purchaser and shall be released by Escrow Agent to Seller until all Earnest Money on deposit has been released to Seller (all such releases of the Earnest Money referred to as the “Nonrefundable Deposit”), provided that Seller shall be required to return the Nonrefundable Deposit to Purchaser if this Agreement is terminated by Purchaser pursuant to Section 11, Section 17(b), Section 17(c), or Section 20; the Nonrefundable Deposit, together with the rest of the Earnest Money, if any, shall be credited against the Purchase Price at Closing. Purchaser shall have the right to terminate this Agreement by sending written notice to Seller on or before the expiration of the Entitlement Period if Purchaser has not received the Entitlements, and upon delivery of such notice (1) this Agreement shall immediately terminate, (2) Seller shall have the right to retain the Nonrefundable Deposit released to the Seller prior to the termination of the Agreement, (3) the Earnest Money (other than the Nonrefundable Deposit released to the Seller prior to the termination of the Agreement) shall be returned by Escrow Agent to Purchaser without further instruction from the parties, and (4) neither party shall have any rights or obligations under this Agreement except for the Surviving Obligations. If Purchaser does not timely provide its notice of termination prior to the expiration of the then-current Entitlement Period, then Purchaser shall be deemed to have waived its right to terminate this Agreement during the Entitlement Period as set forth in this paragraph, this Agreement will remain in full force and effect, and the Earnest Money shall be non-refundable to Purchaser except as otherwise set forth in this Agreement.
(c)
Property Information. Within three (3) calendar days after the Contract Date Seller shall deliver copies or will make available to Purchaser digital copies of all information and documentation included on Exhibit C attached hereto or otherwise relating to the Premises that is actually in the possession or control of Seller, and additional items may be requested by Purchaser during the Due Diligence Period and which are actually in the possession of Seller, and do not constitute Excluded Property Records, as hereafter defined (collectively, the “Property Information”). Seller has not altered any third party produced Property Information. Except as is expressly provided for in Section 6(a), Purchaser acknowledges that it shall have no right to rely on the accuracy of any of the Property Information obtained from Seller or Seller's agents, that such information is being made available solely as a courtesy and that Seller has not, and shall not be deemed to have, made any representations or warranties whatsoever, express or implied, with respect to the completeness, content or accuracy of the Property Information or with respect to any of the matters disclosed thereby. Notwithstanding any terms to the contrary in this Agreement, (a) Seller shall not be obligated or otherwise required to furnish or make available to Purchaser any of the following (collectively, “Excluded Property Records”): (i) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Premises, including, without limitation, any budgets, prepared by or on behalf of Seller or any affiliate of Seller, and (ii) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the purchase of the Premises by Purchaser, or which are subject to a confidentiality agreement; (b) Property Information shall not include any Excluded Property Records; and (c) Seller shall have no obligation or liability of any kind to Purchaser as a result of Seller not furnishing or making available to Purchaser the Excluded Property Records. It is expressly understood by Purchaser that Property Information is to be subject to the confidentiality provisions of Section 21(n) below.
(d)
Governmental Communications. Seller acknowledges and agrees that at all times during the Due Diligence Period and during the Entitlement Period, Purchaser intends to, and shall have the right to contact the applicable governmental entities in order for Purchaser to timely pursue the Entitlements; provided, however, that notwithstanding anything to the contrary contained herein, Purchaser shall not cause any governmental approvals, such as zoning changes, variances, or other development rights that have the effect of either (1) diminishing existing entitlements related to the Premises, or (2) imposing new obligations on the Premises to become binding or effective as to, or recorded against, the Premises prior to Closing without Seller’s prior written consent, in Seller’s sole and absolute discretion. Purchaser shall have the right to contact and meet with any governmental entity regarding the Premises. Seller (or its designee) shall have the right to be present at any public meeting related to the Entitlements (provided, that Seller’s or its representative’s unavailability shall not delay such contact or meeting). Purchaser shall provide to Seller reasonable updates on the status the Entitlements once per month (status update via email being acceptable).
6.
Representations, Warranties and Covenants.
(a)
Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser as follows:
(1)
Organization; Authority and Enforceability. Seller has been duly organized and is validly existing under the laws of the State of Delaware and Seller is duly authorized and qualified to do business in the State of Arizona. Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement and all of the documents to be delivered by Seller at the Closing have been authorized and have been or will be properly executed and constitute or will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.
(2)
Conflicts. There is no agreement to which Seller is a party or binding on Seller or the Premises which is in conflict with this Agreement or which would limit or restrict the timely performance by Seller of its obligations pursuant to this Agreement.
(3)
Litigation. There is no action, suit or proceeding pending, or, to Seller’s actual knowledge, threatened in writing, which (i) if adversely determined, would adversely affect the Premises or its use or development, or (ii) which challenges or impairs Seller’s ability to execute, deliver or perform this Agreement or consummate the transaction contemplated hereby.
(4)
Notice of Violations. Seller has not received any written notice, and Seller has no actual knowledge, that either the Premises or the use thereof violates any laws, rules and regulations of any federal, state, city or county government or any agency, body, or subdivision thereof having any jurisdiction over the Premises.
(5)
Withholding Obligation. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”).
(6)
Condemnation. There are no pending or, to Seller’s actual knowledge, written threats of condemnation or similar proceedings affecting the Premises or any part thereof.
(7)
Leases. There are no leases, licenses or occupancy agreements affecting the Premises (or any portion thereof).
(8)
Environmental. Except as set forth in the Property Information, Seller has not received any written notice from any governmental entity alleging the presence or release of hazardous materials on or from the Premises or any violation of any local, state, or Federal law, rule, or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, as amended (collectively, "Environmental Laws").
(9)
Options. Seller is not subject to any commitment, obligation or agreement, including, but not limited to any right of first refusal or option to purchase granted to a third party, which shall prevent it from completing the sale of the Premises to Purchaser under the terms of this Agreement or which would bind Purchaser in any manner subsequent to the consummation of this Agreement.

(10)
Covenants, Conditions, Restrictions or Easements. To Seller’s knowledge, there is no default or breach by Seller under any covenants, conditions, restrictions or easements which may affect the Premises or any portion thereof.
(11)
No Bankruptcy. Seller is not a party to any voluntary or involuntary proceedings in bankruptcy, reorganization or similar proceedings under the Federal bankruptcy laws or under any state laws relating to the protection of debtors, or subject to any general assignment for the benefit of the creditors, and, to Seller's actual knowledge, no such action has been threatened in writing.
(12)
OFAC. Neither Seller nor, to Seller’s actual knowledge, any individual having a beneficial interest in Seller, is a person described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49079 (September 25, 2001), and does not engage in any dealings or transactions, and is not otherwise associated with any such persons.
(b)
Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller as follows:
(1)
Organization; Authority and Enforceability. Purchaser has been duly formed and is validly existing under the laws of the State of Arizona. Purchaser has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the purchase, and make or cause to be made the deliveries and undertakings contemplated herein or hereby. The persons signing this Agreement on behalf of Purchaser are authorized to do so. This Agreement and all of the documents to be delivered by Purchaser at the Closing have been authorized and have been or will be properly executed and constitute or will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.
(2)
OFAC. Neither Purchaser nor, to Purchaser’s actual knowledge, any individual having a beneficial interest in Purchaser, is a person described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49079 (September 25, 2001), and does not engage in any dealings or transactions, and is not otherwise associated with any such persons.
(3)
Conflicts. There is no agreement to which Purchaser is a party or binding on Purchaser which is in conflict with this Agreement or which would limit or restrict the timely performance by Purchaser of its obligations pursuant to this Agreement.
(4)
Litigation. There is no action, suit or proceeding pending, or, to Purchaser’s actual knowledge, threatened in writing, which challenges or impairs Purchaser’s ability to execute, deliver or perform this Agreement or consummate the transaction contemplated hereby.
(5)
No Bankruptcy. Purchaser is not a party to any voluntary or involuntary proceedings in bankruptcy, reorganization or similar proceedings under the Federal bankruptcy laws or under any state laws relating to the protection of debtors, or subject to any general assignment for the benefit of the creditors, and, to Purchaser's actual knowledge, no such action has been threatened in writing.
(6)
Financing. As of Closing, Purchaser shall have all the funds necessary to consummate the transactions contemplated by this Agreement.
(c)
Survival. Seller’s and Buyer’s representations and warranties set forth in this Agreement are made as of the Contract Date and are remade as of the Closing Date, and (except for those contained in the Deed) shall survive the Closing until the date that is nine (9) months after the Closing (the period beginning on the Closing and ending on such date being herein called the “Survival Period”), at which time such representations and warranties (and any cause of action resulting from a breach thereof) shall terminate except, in the case of the Seller Representations, to the extent Purchaser shall have notified Seller of any breach prior to the expiration of the Survival Period. Seller and Purchaser agree that, following the Closing, Seller shall be liable for the direct, but not consequential, incidental, indirect, punitive, special or exemplary, damages or lost profits, resulting from any breach of its representations and warranties expressly set forth in Section 6(a); provided, however, that the total liability of Seller for all such breaches and any matters relating thereto shall not, in the aggregate, exceed two percent (2%) of the Purchase Price and Seller shall not be liable until all such breaches and any matters relating thereto exceed $25,000 (provided that Purchaser shall have the right to recover all damages related to such breach and not only amounts exceeding $25,000).
7.
Covenants of Seller. Seller covenants and agrees that during the period from the Contract Date through and including the Closing Date or earlier termination of this Agreement:
(a)
Property Agreements. There will be no service or other contracts related to the Property as of Closing.
(b)
Operation. Except as otherwise set forth herein, Seller shall continue to operate and maintain the Property in accordance with past practices and applicable laws and maintain the Premises as a vacant lot of land with fencing erected around the Premises’ perimeter. In addition, Seller shall not request or consent to any change, variance or other modification to the Property’s zoning or entitlements.
(c)
Insurance. Seller shall maintain liability insurance of a level and type consistent with the insurance maintained by Seller prior to the execution of this Agreement with respect to the Property; provided, that, such coverage may be updated, as determined by Seller in its sole discretion, to provide coverage commercially reasonable for a vacant lot of land.
(d)
Title Matters. Seller shall not do anything, nor authorize anything to be done, which would affect the condition of title as shown on the Title Commitment.
(e)
No Liens. Seller shall own the Property free and clear of all liens, claims, encumbrances, and rights of others, except for the Permitted Exceptions (defined below) or liens which shall be released by Seller at the time of Closing.
(f)
Exclusivity. Seller shall not list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition of the Property.
(g)
Updated Information. Seller shall promptly notify Purchaser of any change in the condition of the Property or of the occurrence of any event or circumstance of which Seller becomes actually aware which makes any representation or warranty of Seller under this Agreement untrue, inaccurate or incorrect, or the occurrence of any casualty or condemnation with respect to the Property or the receipt of any notices of violation of any applicable law or building code.
8.
Access to Premises Prior to Closing. At any time prior to the Closing Date, upon not less than 72 hours advance notice to Seller, Purchaser and its agents, representatives, employees, planners, designers, consultants, and contractors (collectively, the “Purchaser Parties”) may inspect the Property for such purposes as Purchaser may reasonably require; provided, that, Purchaser shall (i) not enter the Premises without coordinating access with Seller after providing the required 72 hour advance notice, (ii) agree to abide by all safety and security measures and all policies and procedures of Seller during any site visit, and (iii) not engage in any activities which would violate any permit, license, laws, ordinances, rules, and regulations applicable to the Premises (including without limitation any environmental law or regulation). The Purchaser Parties may also enter upon the Premises for the purpose of taking soil tests, environmental tests, preparing architectural studies and for such other matters as may be reasonably required by Purchaser. In all events Seller shall have the right to have a representative present during any visits to or inspections of the Premises by Purchaser Parties. Purchaser shall have no right to conduct any physically invasive testing without the written consent of Seller and upon requesting any such consent the Purchaser shall deliver to Seller the scope of any invasive testing and/or analysis to be performed, provided that (a) Purchaser shall have the right to conduct geotechnical studies subject to Seller’s reasonable approval of the scope of such studies, and (b) if Purchaser’s Phase I environmental study recommends a Phase II or other further environmental testing, Purchaser shall have the right to undertake such testing or studies subject to Seller’s reasonable approval of the scope of such studies and testing. If and to the extent that the Purchaser Parties enter upon the Premises during the course of such inspections, Purchaser shall maintain and use commercially reasonable efforts to cause each of the other Purchaser Parties entering the Premises to maintain and have in effect commercial general liability insurance with (i) limits of not less than $2,000,000 per occurrence for personal injury, including bodily injury and death, and property damage, and (ii) Seller named as an additional insured. Purchaser shall deliver to Seller a copy of the certificates of insurance effectuating the required insurance before any of the Purchaser Parties enter upon the Premises. Purchaser agrees to indemnify, defend and hold Seller harmless from and against all third party loss, liability, damage and costs incurred by Seller that is caused by the Purchaser Parties constituting damage to property or injury to persons as a result of their entry on the Premises, and agrees in the event any physically intrusive testing/analysis is done on the Premises to repair the Property in substantially the same condition as it was prior to the drilling or damage, the obligations set forth in this sentence shall survive the termination of this Agreement and/or the Closing. In no event shall Purchaser’s indemnification obligations apply to any loss, liability, damage and costs that results from or arises out of the gross negligence or willful misconduct of Seller or its agents, representatives, employees, planners, designers, consultants, and contractors, or any discovery of an existing condition at the Property. Upon Seller’s reasonable request, and within two business days of such request, Purchaser shall furnish to Seller, without any warranty and without any liability for content, copies of all final surveys, soil test results, engineering, and other studies and reports generated by third parties in connection with Purchaser’s due diligence.
9.
Acknowledgment of Condition of Property
(a)
BY CLOSING THIS TRANSACTION, PURCHASER WILL BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED THAT IT HAS BEEN GIVEN A FULL OPPORTUNITY TO INSPECT AND INVESTIGATE EACH AND EVERY ASPECT OF THE PROPERTY, EITHER INDEPENDENTLY OR THROUGH AGENTS OF PURCHASER’S CHOOSING, AND PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT, EXCEPT WITH RESPECT TO SELLER’S REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT AND ALL OTHER AGREEMENTS DELIVERED BY SELLER IN CONNECTION HEREWITH (BUT SUBJECT TO THE LIABILITY CAP AND LIABILITY THRESHOLD AS SET FORTH IN SECTION 6(C)), PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, REPRESENTATIVES, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, Purchaser agrees that Seller hereby makes no representations or warranties with respect to the physical or environmental conditions of the Property.
(b)
Prior to Closing, Purchaser will have the opportunity to inspect the Property and to observe its physical characteristics and existing conditions and the opportunity to conduct such investigations and studies of the Property and adjacent areas as Purchaser deems reasonably necessary. Effective from and after Closing, Purchaser will FOREVER RELEASE AND DISCHARGE AND COVENANT NOT TO SUE Seller and its partners, shareholders, members, managers, trustors, trustees, beneficiaries, officers, directors, agents, employees, property manager, controlling persons, affiliates, successors-in-title, successors and assigns (“Seller Parties”), from any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, attorneys' fees, consultants' fees and costs and experts' fees, whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, "Claims") that may arise on account of or in any way be connected with the Property or any law or regulation applicable thereto, including but not limited to any Claim or matter (regardless of when it first appeared) relating to or arising from (a) the presence of any environmental problems, or the use, presence, storage, release, discharge or migration of hazardous materials on, in, under or around the Property or migrating from the Property, (b) any patent or latent defects or deficiencies with respect to the Property, (c) any and all matters related to the Property or any portion thereof, including the condition and/or operation of the Property and each part thereof, the valuation, salability, or utility of the Property, or its suitability for any purpose whatsoever, and (d) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property, regardless of when such asbestos or asbestos containing materials were first introduced in, on or about the Property. However, notwithstanding anything herein to the contrary, no release, waiver or covenant not to sue in this Agreement extends to, and Purchaser expressly excludes from the release and reserves against Seller all rights and remedies related to, claims arising from (A) fraud, gross negligence or willful misconduct by Seller or (B)

claims made under and subject to the terms of Section 6(a)(8) or Section 6(c) of this Agreement (collectively, the “Excluded Claims”).
(c)
To the greatest extent permitted by applicable law, Purchaser hereby agrees, represents and warrants to Seller that Purchaser realizes and acknowledges that factual matters now unknown to Purchaser may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends to release Seller from any such unknown Claims, other than Excluded Claims, which might in any way be included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller's performance hereunder. Without limiting the foregoing, if Purchaser has actual knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (ii) any breach or inaccuracy in any representation of Seller made in this Agreement, and Purchaser nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Purchaser shall have no Claim against Seller or hereunder with respect thereto. Notwithstanding anything to the contrary set forth herein, and except with respect to the Excluded Claims, Seller shall not have any liability whatsoever to Purchaser with respect to any matter disclosed to Purchaser in writing or actually discovered by Purchaser prior to the Closing Date.
(d)
Survival. Section 9 shall indefinitely survive the Closing and shall remain in effect even if the other terms of this Agreement cease to be effective.
10.
Closing.
(a)
Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall be accomplished through the escrow referred to in Section 10(b) below, and shall take place on the date which is thirty (30) days after the earlier of (i) the date Purchaser delivers written notice to the Seller that Purchaser has obtained the Entitlements, and (ii) expiration of the Entitlement Period (the “Closing Date”); provided, that, the Closing Date shall be scheduled no later than October 24, 2023 or, if the extension of the Entitlement Period is exercised, November 23, 2023.
(b)
Closing Escrow. On or prior to the date set for Closing under this Agreement, the parties shall establish the usual form of deed and money escrow with Escrow Agent. Legal counsel for the respective parties are hereby authorized to deliver closing instruction letters to the Escrow Agent in accordance with normal practice in Phoenix, Arizona.
11.
Conditions to Purchaser’s Obligation to Close. Purchaser shall not be obligated to proceed with the Closing if this Agreement shall have been previously terminated pursuant to any other provision hereof, and unless and until each of the following conditions has been fulfilled or waived in writing by Purchaser:
(a)
Seller shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at Closing.
(b)
On the Closing Date, the representations and warranties of Seller set forth in in Section 6(a) shall be true, complete and accurate in all material respects.
(c)
At Closing, the Escrow Agent shall have issued the Title Policy (defined below) to Purchaser (provided, that the Title Policy may be delivered after the Closing Date if, as of the Closing Date, Escrow Agent issues a currently effective, duly-executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment after the Closing Date).

In the event that any of the foregoing conditions shall not have been fulfilled (or waived by Purchaser, in Purchaser’s sole and absolute discretion) on or before the time for Closing hereunder, then Purchaser may elect, upon written notice to Seller, to terminate this Agreement, in which event the Earnest Money (including the Nonrefundable Deposit) shall promptly be returned to Purchaser, and, if termination is due to a failure of condition (a) or (b) above, the Commitment Fee and any Extension Fee paid shall be returned to Purchaser, and except for the Surviving Provisions, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof, provided that if such failure is the result of a default by Seller of the terms of this Agreement then the terms of Section 17(b) below shall apply.

12.
Title Insurance.
(a)
Title Commitment. Purchaser shall promptly order a current commitment (the “Title Commitment”) from the Title Company, together with all of the underlying documentation described in such Title Commitment, for an owner’s title insurance policy, dated as of the Closing Date, in the full amount of the Purchase Price, the form of which shall be the most current form American Land Title Association Extended Owner’s Policy, subject only to the Permitted Exceptions (the “Title Policy”).

As used herein, “Permitted Exceptions” shall mean: (1) any exception arising out of an act of Purchaser or its representatives, agents, employees or independent contractors; (2) zoning and subdivision ordinances and regulations; (3) the specific exceptions in the Title Commitment objected to by Purchaser at least five (5) days prior to expiration of the Due Diligence Period that the Title Company has not agreed to insure over (pursuant to an endorsement acceptable to Purchaser) or remove from the Title Commitment prior to the expiration of the Due Diligence Period (specifically excluding Seller Encumbrances); (4) items shown on the Survey objected to by Purchaser at least five (5) days prior to expiration of the Due Diligence Period which have not been removed prior to the Closing Date (specifically excluding Seller Encumbrances); and (5) real estate taxes and assessments not yet due and payable.

(b)
Survey. At its sole cost and expense, Purchaser shall order a current ALTA/NSPS Land Title Survey of the Premises prepared by a Registered Public Surveyor or Professional Engineer (the “Survey”).
(c)
Purchaser Review. Prior to the expiration of the Due Diligence Period, Purchaser shall review title to the Premises as disclosed by the Title Commitment and the Survey and satisfy itself as to the availability from Escrow Agent of the Title Policy and all requested endorsements to such Title Policy.
(d)
Seller Encumbrances. Seller shall have no obligation to remove or cure title objections, except for the following (collectively, “Seller Encumbrances”): (1) liens of an ascertainable amount, which liens Seller shall cause to be released on or prior to the Closing Date or affirmatively insured over by Title Company pursuant to an endorsement acceptable to Purchaser, (2) any exceptions or encumbrances to title that relate to leases, licenses or occupancy agreements with respect to the Premises and (3) any exceptions or encumbrances to title which are created by Seller after the date of this Agreement without Purchaser’s consent. Seller shall cause the Property to be conveyed to Purchaser at Closing free and clear of all Seller Encumbrances, and subject only to the Permitted Exceptions. Forty-five (45) days prior to the expiration of the Due Diligence Period Purchaser shall provide Seller and Title Company a letter outlining any title objections Purchaser may have concerning the Premises. With respect to any objections which Purchaser may have (other than Seller Encumbrances), Seller shall notify Purchaser in writing within ten (10) days after receipt of written objections from Purchaser as to which of such objections it elects to cure, if any. Seller’s failure to respond shall be deemed to be an election not to cure matters which it is not required to remove hereunder. In addition, Seller shall provide Title Company with such customary affidavits (collectively, an “Owner’s Affidavit”) as Title Company may require in order to the issue the Title Policy or any endorsements to the Title Policy and remove the standard “parties in possession”, “mechanics lien” and “GAP” exceptions.
(e)
Prior Tax Obligations. If any state, county or municipal taxing authority makes a claim against Purchaser following the Closing for successor liability due to an allegation that Seller failed to pay all applicable transaction privilege taxes, personal property and employment taxes during the time when Seller owned the Property, Seller shall indemnify, defend and hold Purchaser harmless for, from and against any and all such claims for successor tax, including but limited to unpaid taxes, fines, penalties and interest and costs of defense. The provisions of this Paragraph shall survive until the date that is two years after Closing.
13.
Seller Closing Deliveries. At Closing, Seller shall deliver to Purchaser possession of the Premises and the improvements located thereon, free and clear of any tenants, occupants and/or rights of possession and in substantially in the state as of the Contract Date (Seller having maintained the Property in accordance with Section 7(b) hereof), and shall deliver or cause to be delivered to Purchaser through escrow each of the following instruments and documents:

(a)
Deed. The Deed, in the form attached hereto as Exhibit B.
(b)
FIRPTA. An affidavit, in the form attached hereto as Exhibit D, stating Seller’s U.S. taxpayer identification number and that Seller is a “United States person”, as defined by Internal Revenue Code Section 1445(f)(3) and Section 7701(b).
(c)
Owner’s Affidavit. The Owner’s Affidavit materials referred to in Section 12(d) above.
(d)
Certificate of Representations and Warranties. A written certificate, duly executed by Seller, certifying that all of the representations and warranties of Seller set forth in Section 6(a) are true and correct as of the Closing.
(e)
License and Permit Assignment. A General Assignment, in a form reasonably agreed to by the parties prior to the Closing assigning the Licenses and Permits from Seller to Purchaser.
(f)
Other Deliveries. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement, including (1) an Affidavit of Property Value in the statutory form and (2) an Arizona Department of Water Resources form to transfer any well (if applicable).
14.
Purchaser Closing Deliveries. At Closing, Purchaser shall deliver or cause to be delivered through escrow to Seller each of the following instruments, documents and amounts:
(a)
Purchase Price. The Purchase Price, less a credit for the Earnest Money, subject to further adjustment and proration as provided in this Agreement, by wire transfer of immediately available federal funds.
(b)
Other Documents. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.
15.
Joint Closing Deliveries. At Closing, Purchaser and Seller shall deliver or cause to be delivered each of the following instruments and documents:
(a)
Closing Instruction Letters. Closing Instruction Letters (as described in Section 10(b)).
(b)
Settlement Statement. A fully executed settlement statement.
16.
Pro-rations and Adjustments.
(a)
Adjustment Date. At the Closing, the following items of revenue and expense shall be adjusted and apportioned in cash as of 11:59 p.m. on the day preceding the Closing Date (the “Adjustment Date”):
(1)
Taxes and Assessments. Any applicable real estate and other ad valorem taxes, assessments, personal property or use taxes, on an accrual basis (based on Seller and Purchaser’s period of ownership of the Premises) on the basis of the latest available figures.
(7)
Charges. Any water, electricity, sewer, gas, and other similar charges, on an accrual basis (based on Seller and Purchaser’s period of ownership of the Premises), on the basis of, to the extent practicable, final meter readings and final invoices.
(b)
Re-Prorations. If any prorations are based on estimated amounts, then after Closing, Seller and Purchaser shall true-up based on the actual amounts within thirty (30) days after such amounts are known, but in no event later than twelve (12) months after Closing. If any appeals or protests of Real Estate Taxes are pending at the Closing with respect to the year in which the Closing occurs and a refund is thereafter obtained, then within thirty (30) days after such refund is obtained, the parties will prorate such refund (if applicable) and any party owing an amount to the other party hereunder to accurately effect the required proration will pay same to the other party with such thirty-day period.

17.
Default; Termination.
(a)
Purchaser Default. If the Closing fails to occur as a result of any default by Purchaser, then provided Seller is not in default, Seller’s sole remedy shall be to terminate this Agreement by giving written notice thereof to Purchaser if such default is not cured after five (5) days written notice to Purchaser, whereupon, the unreleased Earnest Money shall be delivered to Seller by the Escrow Agent and all Earnest Money retained by Seller as liquidated damages as Seller’s sole and exclusive remedy, and neither party shall have any further liability or obligation to the other except for obligations of Purchaser that expressly survive the termination of this Agreement. The parties acknowledge and agree that Seller’s actual damages in the event of Purchaser’s default are uncertain in amount and difficult to ascertain and that said amount of liquidated damages was reasonably determined.
(b)
Seller Default. If the Closing fails to occur as a result of any default by Seller, or if any of Seller’s representations or warranties set forth in Section 6(a) are untrue as of the Contract Date, then provided Purchaser is not in default, Purchaser may, if such default is not cured after five (5) days written notice to Seller, in its sole and absolute discretion, either:
(1)
Terminate. Terminate this Agreement, whereupon the Earnest Money (including the Nonrefundable Deposit), the Commitment Fee and any Extension Fee paid by Purchaser shall be promptly returned to Purchaser by the Escrow Agent (or, if released to Seller, by Seller), and if such Seller default is material Seller shall promptly reimburse Purchaser for Purchaser’s actual third-party costs and expenses not to exceed Seventy Five Thousand Dollars ($75,000) in the aggregate, and after Purchaser has received all such amounts, neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement; or
(2)
Specific Performance. Assert and seek judgment against Seller for specific performance; provided, however, any action for specific performance must be filed and served upon Seller within sixty (60) days after Seller’s alleged default, otherwise Purchaser shall be deemed to have elected to proceed in accordance with Section 17(b)(1) above.
(c)
Specific Performance Unavailable. Notwithstanding the foregoing, if specific performance of Seller’s obligation to convey the Premises is not available to Purchaser due to an intentional act of Seller (i.e., Seller has sold the Premises to another party), in addition to terminating this Agreement (whereupon the Earnest Money, including the Nonrefundable Deposit, the Commitment Fee and, if paid, the Extension Fee, shall be promptly returned to Purchaser by Escrow Agent and Seller as applicable), Purchaser may seek all damages against Seller as determined by a court of competent jurisdiction (with such damages not to exceed the Purchase Price), and after Purchaser has received all such amounts, neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.
(d)
Survival. This Section 17 shall survive the termination of this Agreement.
18.
Expenses.
(a)
Seller Expenses. At Closing, Seller shall pay (i) the premium for the Title Policy with standard coverage, (ii) one-half of any escrow or closing charges, and (iii) the recording fees and documentary fees related to any corrective instruments or Seller Encumbrances, and
(b)
Purchaser Expenses. At Closing, Purchaser shall pay: (i) all charges and expenses relating to any endorsements or extended coverage to the Title Policy (unless such endorsements are related to Seller Encumbrances), (ii) one-half of any escrow or closing charges charged by Escrow Agent, (iii) the recording and documentary fees incurred in connection with the Deed or otherwise applicable to the Purchaser’s acquisition of the Property, and (iv) all costs related to Purchaser’s acquisition financing, and (v) all charges and expenses relating to the Survey.

(c)
Professional Fees. Each of Seller and Purchaser shall be responsible for its respective attorney and other professional fees incurred in connection with the preparation and execution of this Agreement and the consummation of the Closing.
(d)
Other Customary Costs. All other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with local custom in Phoenix, Arizona.
19.
Intermediaries. Seller represents to Purchaser, and Purchaser represents to Seller, that there is no broker, finder, or intermediary of any kind with whom such party has dealt in connection with this transaction, other than Cashen Realty Advisors, Inc. (the commission of which shall be paid by Purchaser at Closing). If any claim is made against Purchaser for broker’s or finder’s fees or commissions for a party engaged by Seller in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, Seller shall defend, indemnify and hold harmless Purchaser from and against any such claim, which obligation shall survive Closing. If any claim is made against Seller for broker’s or finder’s fees or commissions for a party engaged by Purchaser in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, Purchaser shall defend, indemnify and hold harmless Seller from and against any such claim, which obligation shall survive Closing.
20.
Condemnation. If, prior to Closing, a condemnation proceeding is commenced or threatened against the Premises in writing by a governmental or quasi-governmental agency with the power of eminent domain (“Condemnation”), then:
(a)
Termination Option. Purchaser may elect, within fourteen (14) days from and after said notice of Condemnation, by written notice to Seller, to terminate this Agreement, and if necessary the time of Closing shall be extended to permit such election. If Purchaser elects to terminate this Agreement, then the Earnest Money (including the Nonrefundable Deposit) shall be returned to Purchaser by Seller and Escrow Agent as applicable, and, except for the provisions of this Agreement that expressly survive Closing or earlier termination of this Agreement, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof; or
(b)
Awards. In the event Purchaser does not timely elect to terminate pursuant to Section 20(a) above, then this Agreement shall not terminate, and if the Closing occurs then the Purchase Price shall not be reduced because of such Condemnation; provided, that, at Closing, Seller shall assign to Purchaser its rights in any Condemnation award to be paid to Seller in connection with such Condemnation.
21.
General Provisions.
(a)
Entire Agreement. This written Agreement, including all Exhibits attached hereto and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained herein.
(b)
Amendments in Writing. This Agreement may be amended only by a written amendment subsequently executed by all of the parties hereto.
(c)
Waiver. No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.
(d)
Time of the Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, any date falling on a Saturday, Sunday or holiday when banks are not open for business in Chicago, Illinois or Phoenix, Arizona shall be deemed to refer to the next “Business Day” (being the next day which is not a Saturday, Sunday, or such holiday).
(e)
Severability. In the event that any provision of this Agreement shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.
(f)
Headings. Headings of sections are for convenience of reference only, and shall not be construed as a part of this Agreement.
(g)
Successors and Assigns. Purchaser shall not assign this Agreement without the prior written consent of Seller, which consent may be granted, conditioned or withheld in its sole and absolute discretion; provided, that, notwithstanding the foregoing, Purchaser may assign this Agreement to any person or entity that is an affiliate of Purchaser or co-controlled by Purchaser, or any entity that is an affiliate of, or co-controlled by, the direct or indirect owners or principals of Purchaser without Seller’s consent; provided, further, that, in the case of any assignment the Purchaser executing this Agreement on the date hereof shall be jointly and severally liable to perform the obligations of Purchaser hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefits of the parties hereto, and successors, and assigns.
(h)
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed, or sent by Federal Express, UPS or other recognized overnight courier service for next Business Day delivery, or sent by electronic mail, to the parties as follows:

IF TO SELLER:

Donnelley Financial, LLC
35 W Wacker, 35th Floor

Chicago, Illinois 60601
Attention: General Counsel

Telephone: 312-326-7218
Email: andrea.aktan@DFINsolutions.com

with copies to:

Jones Day

250 Vesey Street

New York, New York 10281

Attention: Tito Escobar

Telephone: 212-326-3891

Email: tescobar@jonesday.com

IF TO PURCHASER:

Aspirant Partners, LLC

Attn: Geoff Jacobs

6617 North Scottsdale Road, Suite 101

Scottsdale, Arizona 85250

Email: gjacobs@builtbyempire.com

with a copy to:

Woolf Law, PLLC

Attn: Michael Woolf

6617 North Scottsdale Road, Suite 101

Scottsdale, Arizona 85250

Email: mwoolf@woolflawaz.com

If to Escrow Agent:

Chicago Title Insurance Company

Attn: Ruby Rodriguez

10 South LaSalle Street, Suite 3100

Chicago, Illinois 60603

Email: ruby.rodriguez@ctt.com

or to such additional or other persons, at such other address or addresses as may be designated by notice from Purchaser or Seller, as the case may be, to the other. Notice given by electronic mail shall be followed by notice given by an alternate means of permitted notice. Notice shall be deemed given and received on the date on which the notice is actually received, whether notice is given by electronic mail, personal delivery, overnight courier or by mail. Notices may be provided by counsel to Purchaser and Seller on their behalf.

(i)
Governing Law. This Agreement shall be governed by the internal laws of the State of Arizona.
(j)
Counterparts; Faxed, DocuSign and E-Mail Signatures. This Agreement may be executed in multiple counterparts all of which taken together shall constitute one executed original. For purposes of executing this Agreement, any signed document transmitted by facsimile machine, electronically (including via DocuSign or other similar forum) or a PDF document transmitted by email transmission shall be considered as an original signature and shall be considered to have the same binding legal effect as an original document. At the request of any party, any document transmitted by facsimile or email shall be re-executed by the applicable parties in an original form, it being agreed that the failure by any party to so re-execute such document shall not affect the binding legal effect of such document.
(k)
Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover all costs and expenses including its attorneys’ fees in such action or proceeding in such amount as a court of competent jurisdiction may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision.
(l)
Construction. This Agreement shall not be construed more strictly against Purchaser merely by virtue of the fact that the same has been prepared by Purchaser or its counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement. All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders and any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.
(m)
Reporting Obligations. Seller and Purchaser hereby designate the Escrow Agent to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045‑4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. Seller, Purchaser and Escrow Agent shall execute at Closing a Designation Agreement prepared by Purchaser’s counsel designating the Escrow Agent as the reporting person with respect to the transaction contemplated by this Agreement.
(n)
Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to the operation and management of the Premises, whether obtained before or after the execution and delivery hereof, and shall not use such data or information for purposes unrelated to this Agreement or disclose the same to others except as expressly permitted hereunder. The preceding sentence shall not be construed to prevent Purchaser from disclosing to its prospective lenders or investors, or to its officers, directors, managers, members, attorneys, accountants, architects, engineers and consultants, data and information to perform their designated tasks in connection with Purchaser’s inspection of the Premises, provided Purchaser advises any such party of the confidential nature of the information disclosed. Seller, Purchaser and their respective representatives shall hold in strictest confidence this Agreement and the terms and conditions contained herein. However, neither party shall have this obligation concerning information which: (a) is published or becomes publicly available through no fault of either the Purchaser or Seller; (b) is rightfully received from a third party; or (c) is required to be disclosed by law, regulation, code and/or court order (including without limitation any Form 8-k filing required to be filed by Seller with the U.S. Securities and Exchange Commission (“SEC”) and other SEC or NYSE filings, when and as determined by Seller). In the event this Agreement is terminated or Purchaser fails to perform hereunder and provided that Seller so requests, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transactions contemplated hereby, including, without limitation, all Property Information. In the event of a breach or threatened breach by Purchaser or Seller or its agents, consultants and/or lenders of this paragraph, Seller or Purchaser, as applicable, shall be entitled to an injunction restraining the breaching party from disclosing, in whole or in part, such confidential information. The provisions of this Section 21(n) shall survive the termination of this Agreement.
(o)
1031 Exchange. Seller and/or Purchaser may, for the purpose of treating all or part of its sale or acquisition of the Premises as a like-kind exchange of property under Section 1031 of Code, assign certain rights that it has under this Agreement, including its right to sell or acquire the Premises pursuant to this Agreement, to one or more qualified intermediaries, and to provide notice of such assignment to the other party, provided that no such assignment shall release the assigning party from its obligations hereunder and no such assignment shall delay the Closing hereunder. The non-assigning party shall not incur any costs in connection with such exchange. The assigning party agrees to save, indemnify, protect and defend the other party (with counsel reasonably satisfactory to such other party) from and against and hold the other party harmless from any and all expenses and/or liabilities arising from such assignment and exchange and the other party shall not be required to take title to any other property. The provision of this Section 21(o) shall survive the Closing.
22.
Duties of Escrow Agent. Prior to the expiration of the Due Diligence Period, Escrow Agent shall be entitled to rely upon instructions given solely by Purchaser with respect to the Earnest Money. After the expiration of the Due Diligence Period, all instructions to the Escrow Agent must be jointly delivered by Seller and Purchaser. The sole duties of Escrow Agent shall be those described in this Agreement and Escrow Agent shall be under no obligation to determine whether the other parties to this Agreement are complying with any requirements of law or the terms and conditions of any other agreements among said parties. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any notice, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties, consistent with reasonable due diligence on the Escrow Agent’s part. The Escrow Agent shall have no duty or liability to verify any such notice, consent order or other document, and its sole responsibility shall be to act as expressly set forth in this Agreement. Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement. If any dispute arises with respect to the disbursement of any monies, Escrow Agent may continue to hold the same pending resolution of such dispute, and the parties to this Agreement hereby indemnify and hold harmless Escrow Agent from any action taken by it in good faith in the execution of its duties under this Agreement. Escrow Agent and its respective representatives shall hold in strictest confidence this Agreement and the terms and conditions contained herein. The provisions of this Section 22 shall survive the termination of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Contract Date.

SELLER:

DONNELLEY FINANCIAL, LLC,

a Delaware limited liability company

By: /s/ Jons Besch

Name: Jons Besch

Its: Chief Operations and Production Officer

PURCHASER:

ASPIRANT PARTNERS, LLC,

An Arizona limited liability company]

By: /s/ Geoff Jacobs

Name: Geoff Jacobs

Its: Authorized Agent

August 30, 2022 (the “Contract Date”)

Signing with respect to Section 22 only:

ESCROW AGENT:

Chicago Title Insurance Company

By: /s/ Ruby Rodriguez

Name: Ruby Rodriguez

Its: Escrow Administrator

LIST OF EXHIBITS

EXHIBIT A	DEPICTION AND LEGAL DESCRIPTION OF REAL PROPERTY
EXHIBIT B	FORM OF DEED
EXHIBIT C	PROPERTY INFORMATION
EXHIBIT D	FORM OF FIRPTA

EXHIBIT A

DEPICTION AND LEGAL DESCRIPTION OF real property

THE LAND REFERRED TO HEREIN BELOW IS SITUATED PHOENIX, IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCELS A AND B, BOWNE GRAPHIC COMMUNICATION CENTER, ACCORDING TO PLAT RECORDED IN BOOK 362 OF MAPS, PAGE 28, RECORDS OF MARICOPA COUNTY, ARIZONA, BEING LOCATED IN THE NORTHWEST QUARTER OF SECTION 5, TOWNSHIP 1 NORTH, RANGE 3 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA;

EXCEPT THAT PORTION OF SAID PARCEL A CONVEYED TO THE CITY OF PHOENIX BY DEED RECORDED IN RECORDING NO. 2006-0393247, RECORDS OF MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF CENTRAL AVENUE AND MCDOWELL ROAD, SAID POINT ALSO BEING THE NORTH QUARTER CORNER OF SECTION 5;

THENCE SOUTH 00 DEGREES 10 MINUTES 03 SECONDS WEST, ALONG THE CENTERLINE OF CENTRAL AVENUE, A DISTANCE OF 60.00 FEET;

THENCE NORTH 89 DEGREES 20 MINUTES 56 SECONDS WEST, A DISTANCE OF 62.00 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 44 DEGREES 35 MINUTES 26 SECONDS EAST, A DISTANCE OF 17.04 FEET;

THENCE SOUTH 00 DEGREES 10 MINUTES 03 SECONDS WEST, A DISTANCE OF 281.41 FEET;

THENCE NORTH 89 DEGREES 20 MINUTES 30 SECONDS WEST, A DISTANCE OF 6.26 FEET;

THENCE NORTH 00 DEGREES 03 MINUTES 07 SECONDS EAST, A DISTANCE OF 200.38 FEET;

THENCE NORTH 02 DEGREES 25 MINUTES 01 SECONDS EAST, A DISTANCE OF 50.51 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A 37.36 FOOT RADIUS AND IS CONCAVE NORTHWESTERLY;

THENCE NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 67 DEGREES 51 MINUTES 47 SECONDS, A DISTANCE OF 44.25 FEET;

THENCE NORTH 65 DEGREES 26 MINUTES 47 SECONDS WEST, A DISTANCE OF 17.83 FEET;

THENCE SOUTH 89 DEGREES 20 MINUTES 56 SECONDS EAST, A DISTANCE OF 30.83 FEET TO THE POINT OF BEGINNING.

APN: 111-33-150A, 111-33-151

EXHIBIT B

FORM OF DEED

When Recorded, Return To:

_______________________

_______________________

_______________________

_______________________

SPECIAL WARRANTY DEED

FOR VALUABLE CONSIDERATION, ___________________________ (“Grantor”), does hereby sell, grant, transfer and convey to ____________________________ (“Grantee”), the real property situated in _______________ County, Arizona, legally described on Exhibit “A” attached hereto and incorporated herein by this reference, together with all of Seller’s right, title and interest, if any, in and to: (a) all buildings, structures, and improvements now or hereafter located thereon, (b) all development rights, credits, reimbursements, refunds, air rights, water, water rights (including any grandfathered groundwater or other groundwater or surface water rights), wells and well rights, and water stock relating to the real property, (c) rights to adjoining strips and gores, streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent, or connected to the real property, (d) all oil rights, gas rights, minerals, mineral rights, oil, gas, and other hydrocarbon substances in and under, or that may be produced from, the real property, and (e) all other rights, entitlements, easements, privileges, appurtenances, hereditaments, permits, approvals, reversions, and remainders pertaining to such real property or used in connection therewith (collectively, the “Property”).

SUBJECT ONLY TO THOSE MATTERS SET FORTH ON EXHIBIT B ATTACHED HERETO.

Grantor does hereby bind itself and its successors to warrant and defend title to the Property, against all acts of Grantor, and no other, subject to the matters set forth.

[SIGNATURE PAGE TO FOLLOW]

Dated this ____ day of ___________, 20__.

DONNELLEY FINANCIAL, LLC, a Delaware limited liability company

By______________________________________

Name____________________________________

Its_______________________________________

STATE OF )

)ss.

COUNTY OF )

The foregoing instrument was acknowledged before me this ________ day of ________________, 20___, by ______________________, the ___________________ of ________________________________, on behalf of the company.

WITNESS my hand and official seal.

________________________________________

Notary Public

My Commission Expires:

Exhibit “A”

To Special Warranty Deed

Legal Description

[ATTACHED]

Exhibit “B”

To Special Warranty Deed

[ATTACHED]

TO INCLUDE FINAL EXCEPTIONS TO TITLE POLICY

EXHIBIT c

LIST OF PROPERTY INFORMATION

C.
Copy of the current title report, including an ALTA survey.
C.
Real estate tax receipts of the Premises
C.
Phase I ESA
C.
Report of Findings NESHAP Asbestos Inspection

EXHIBIT D

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code, as amended, provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee (hereinafter defined) that withholding of tax is not required upon the disposition of a United States real property interest by [______________] (the “Transferor”) to [____________] (the “Transferee”) relating to the real property described on Schedule A hereto (the “Transferred Interests”), the undersigned, being first duly sworn upon oath, does hereby depose and say that the following is true as of the date hereof:

D.
The Transferor is not a foreign person; that is, the Transferor is not a nonresident alien, a foreign corporation, foreign partnership, foreign trust or foreign estate (as all such terms are defined in the Internal Revenue Code of 1986, as amended, and United States Treasury Department Income Tax Regulations in effect as of the date hereof);
E.
Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);
F.
The Transferor’s United States employer identification number is ______________; and
G.
The Transferor’s office address and principal place of business is c/o _________ _____________________________________.

The undersigned and the Transferor understand that this affidavit and certification may be disclosed to the United States Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

All terms (whether capitalized or not) used but not defined herein shall have the same respective meanings as in the Internal Revenue Code of 1986, as amended, and the United States Treasury Department Income Tax Regulations in effect as of the date hereof.

Under penalties of perjury, the undersigned declares that the undersigned has examined this affidavit and certificate, and to the best knowledge and belief of the undersigned, it is true, correct and complete. The undersigned further declares that the undersigned has authority to sign this affidavit and certificate on behalf of the Transferor.

IN WITNESS WHEREOF, Transferor has executed and delivered this FIRPTA Affidavit as of ____________, 20__.

DONNELLEY FINANCIAL, LLC, a Delaware limited liability company

By:___________________________________

Name:_________________________________

Its:____________________________________

[ADD NOTARY BLOCK]

SCHEDULE A

TO

FIRPTA AFFIDAVIT

LEGAL DESCRIPTION